Exhibit 10.27

FIRST AMENDMENT TO THE

EXECUTIVE RETIREMENT PLAN

OF

THE DUN & BRADSTREET CORPORATION

(As Amended and Restated Effective January 1, 2009)

THIS FIRST AMENDMENT to the Executive Retirement Plan of The Dun & Bradstreet Corporation (As Amended and Restated Effective January 1, 2009) (the “Plan”) is effective as of August 4, 2009 (the “Effective Date”) with respect to distributions to Participants who perform at least one hour of service on or after the Effective Date.

WITNESSETH:

WHEREAS, Dun & Bradstreet Corporation (the “Company”) sponsors the Plan and the Company has delegated authority to the Compensation & Benefits Committee of the Board of Directors of the Company (the “Committee”) to amend the Plan;

WHEREAS, the Committee has retained the authority to make amendments to the Plan that might have a material impact on the Corporation while delegating the authority for other amendments to the Plan Benefits Committee (the “PBC”);

WHEREAS, the Committee via resolution has authorized the PBC to execute this First Amendment and

WHEREAS, it is deemed desirable to amend the Plan as set forth herein.

NOW, THEREFORE, it is hereby resolved that the Plan be, and it hereby is, amended, effective with respect to distributions to Participants who perform at least one hour of service for the Corporation or an Affiliate on or after the Effective Date, as follows:

I.

Section 4.5 of the Plan is hereby amended by deleting the penultimate sentence thereof in its entirety and replacing it with the following:

The amount of any portion of a Participant’s or a Vested Former Participant’s Retirement Benefit payable as a lump sum under this Section 4.5 will equal the present value of such portion of the Normal Form of the Retirement Benefit, with such present value determined (i) based on a discount rate equal to the average of the interest rates prescribed under Section 417(e)(3) of the Code for the first, second, and third months preceding the payment date, and (ii) using the applicable mortality assumptions prescribed under Section 417(e)(3) of the Code in effect as of the payment date.

IN WITNESS WHEREOF, the Committee has caused this First Amendment to be executed by the PBC this 7th day of August, 2009.

/s/ Patricia A. Clifford
Patricia A. Clifford – Chairperson

/s/ Kathy Guinnessey
Kathy Guinnessey

/s/ Chester Verceglio
Chester Verceglio

/s/ Louis Sapirman
Louis Sapirman